UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No.)

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))

☒ Definitive Information Statement

Next 1 Interactive, Inc.
(Name of Registrant as Specified In Its Charter)

Copies to:

Jeffrey J. Fessler, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY 10006
Fax: 212-930-9725

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies: ___________

(2) Aggregate number of securities to which transaction applies: ___________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(Set forth the amount on which the filing fee is calculated and state how it was determined):____________

(4) Proposed maximum aggregate value of transaction: ____________

(5) Total fee paid: ____________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)

and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ___________

(2) Form, Schedule or Registration Statement No.:___________

(3) Filing Party: ___________

(4) Date Filed: ___________

NEXT 1 INTERACTIVE, INC.
2690 Weston Road, Suite 200
Weston, FL 33331

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the holders of more than a majority of the voting power of the shareholders of Next 1 Interactive, Inc., a Nevada corporation (the “Company” “we”, “us,” or “our”), have approved the following action without a meeting of stockholders in accordance with Section 78.315 of the Nevada Revised Statutes:

The approval of an amendment to our articles of incorporation to increase our authorized shares of common stock from 200,000,000 to 500,000,000. The action will become effective on the 20th day after this information statement is mailed to our stockholders.

The enclosed information statement contains information pertaining to the matters acted upon.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

	By	Order of the Board of Directors
William Kerby
Chairman
October 28, 2011

Next 1 Interactive, Inc.
2690 Weston Road, Suite 200
Weston, FL 33331

INFORMATION STATEMENT

Action by Written Consent of Stockholders

GENERAL INFORMATION

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This information statement is being furnished in connection with the action by written consent of stockholders taken without a meeting of a proposal to approve the actions described in this information statement. We are mailing this information statement to our stockholders on or about October 28, 2011.

What action was taken by written consent?

We obtained stockholder consent for the approval of an amendment to our certificate of incorporation to increase our authorized shares of common stock, par value $0.00001 (“Common Stock”), from 200,000,000 to 500,000,000.

How many shares of voting stock were outstanding on October 10, 2011?

On October 10, 2011, the date we received the consent of the holders of more than a majority of the voting power of our shareholders, there were 118,545,948 shares of Common Stock and 734,601 shares of Series A 10% Cumulative Convertible Preferred Stock (“Series A Preferred Stock”), which votes as a single class with the Common Stock on the basis of 100 votes for each outstanding share of Series A Preferred Stock, outstanding.

What vote was obtained to approve the amendment to the certificate of incorporation described in this information statement?

We obtained the approval of the holder of our 734,601 outstanding shares of Series A Preferred Stock and the holders of 23,028,203 shares of Common Stock, representing in the aggregate 96,488,303 votes out of a total of 192,006,048 possible votes, or approximately 50.3% of the voting power of our shareholders. All shares of our outstanding Series A Preferred Stock are held by William Kerby, our chief executive officer and chairman. Members of our board of directors also own an aggregate of 13,352,425 shares of Common Stock, and the mother of our chief executive officer owns 1,200,000 shares of Common Stock. All of such shares were voted in the favor of the amendment. Three additional shareholders, who own an aggregate of 8,475,778 shares of Common Stock, also voted in favor of the amendment.

Who is paying the cost of this information statement?

We will pay for preparing, printing and mailing this information statement. Our costs are estimated at approximately $10,000.

AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUHORIZED SHARES OF COMMON STOCK FROM 200,000,000 to 500,000,000

Our board of directors and the holders of a majority of the voting power of our shareholders have approved an amendment to our articles of incorporation to increase our authorized shares of Common Stock from 200,000,000 to 500,000,000. The increase in our authorized shares of Common Stock will become effective upon the filing of the amendment to our articles of incorporation with the Secretary of State of the State of Nevada. We will file the amendment to our articles of incorporation to effect the increase in our authorized shares of Common Stock (the “Amendment”) approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

    The form of articles of amendment to be filed with the Secretary of State of the State of Nevada is set forth as Appendix A to this information statement.

Outstanding Shares and Purpose of the Proposal

    Our articles of incorporation currently authorize us to issue a maximum of 200,000,000 shares of common stock, par value $0.00001 per share (“Common Stock”) and 100,000,000 shares of preferred stock, $0.00001 par value per share. Our issued and outstanding securities, as of October 10, 2011, on a fully diluted basis, are as follows:

•	118,545,948 shares of Common Stock

•	734,601 shares of Series A Preferred Stock, convertible into 1,469,202 shares of Common Stock.

•	$8,521,026 in principal amount of convertible notes convertible into 90,781,109 shares of Common stock.

•	Warrants to purchase 65,398,291 shares of common stock at a weighted average exercise price of $0.49.

•	Options to purchase 2,025,000 shares of common stock at a weighted average exercise price of $0.0145.

The board of directors believes that the increase in authorized common shares will provide the Company greater flexibility with respect to the Company’s capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of Common Stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing shareholders.

At present, the board of directors has no plans to issue the additional shares of Common Stock authorized by the Amendment. However, it is possible that some of these additional shares could be used in the future for various other purposes without further shareholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding the Company’s business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of Common Stock that will become available pursuant to the Amendment to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the Company. Although the board’s approval of the Amendment was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at the Company), nevertheless, shareholders should be aware that the Amendment could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which shareholders of the Company might otherwise receive a premium for their shares over then current market prices.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and Series A Preferred Stock as of October 10, 2011 by (i) each executive officer of the Company, (ii) each member of our board of directors, (iii) each person deemed to be the beneficial owner of more than five percent (5%) of our Common Stock or Series A Preferred Stock, and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each person named in the following table is assumed to have sole voting power and investment power with respect to all shares of our Common Stock and Series A Preferred Stock listed as owned by such person. The address of each person is the address of the Company unless otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class(1)	Percent of Total Voting Power (4)

Common Stock	William Kerby	4,622,503	(2)	3.9%	40.7%
Series A Preferred Stock	CEO & Chairman	734,601	(3)	100.0%

Common Stock	Warren Kettlewell	8,429,922		7.1%	4.4%
Series A Preferred Stock	Director	—		—

Common Stock	Adam Friedman	—		—	—
Series A Preferred Stock	Chief Financial Officer	—		—

Common Stock	Pat LaVecchia	1,000,000		*	*
Series A Preferred Stock	Director	—		—

Common Stock	Don Monaco	500,000		*	*
Series A Preferred Stock	Director	—		—

Common Stock	All Officers and Directors as a group (1)	14,552,425		12.3%	45.8%
Series A Preferred Stock	(5 persons)	734,601		100%

* Less than 1%.

(1)
The percentage of Common Stock held by each listed person is based on 118,545,948 shares of Common Stock issued and outstanding as of October 10, 2011. The percentage of Series A Preferred Stock held by each person is based on 734,601 shares of Series A Preferred Stock issued and outstanding as of October 10, 2011. Pursuant to Rule 13d-3 promulgated under the Exchange Act, any securities not outstanding which are subject to warrants, rights or conversion privileges exercisable within 60 days are deemed to be outstanding for purposes of computing the percentage of outstanding securities of the class owned by such person but are not deemed to be outstanding for the purposes of computing the percentage of any other person.

(2)	Includes 3,422,503 shares held individually by Mr. Kerby and an additional 1,200,000 shares held by Mr. Kerby’s mother.

(3)	The Series A Preferred Stock votes as a single class with the Common Stock on the basis of 100 votes for each share of Series A Preferred Stock.

(4)	Represents total combined voting power under Common Stock and Series A Preferred Stock.

ADDITIONAL AVAILABLE INFORMATION

     We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

	By	Order of the Board of Directors
William Kerby
Chairman
October 28, 2011

Appendix A

 Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of corporation:

Next 1 Interactive, Inc.

2. The articles have been amended as follows: (provide articles numbers, if available)

Article 3 is hereby amended such that the aggregate number of shares that the corporation shall the authority to issue is 600,000,000 of which 500,000,000 shares will be common stock, par value $0.00001 per share, and 100,000,000 shares will be preferred stock, par value $0.00001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:

Greater than 50%

4. Effective date of filing (optional)
(must not be later than 90 days after the certificate is filed)

5. Signature:

William Kerby